Exhibit 32.1

Certification of Principal Executive Officer and Principal Financial and Accounting Officer
Pursuant to 18 U.S.C. Section 1350, As Adopted Pursuant To
Section 906 of the Sarbanes-Oxley Act of 2002

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. 1350), Homer Sun, Chief Executive Officer (Principal Executive Officer and Principal Financial and Accounting Officer) of Poema Global Holdings Corp. (the “Company”), hereby certifies that, to the best of his knowledge:

1.

Our Annual Report on Form 10-K for the year ended December 31, 2020, to which this Certification is attached as Exhibit 32 (the “Report”), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 30, 2021	/s/ Homer Sun
Homer Sun, Chief Executive Officer
(Principal Executive Officer and Principal Financial and Accounting Officer)

This certification accompanies this Annual Report on Form 10-K pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by such Act, be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Such certification will not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Company specifically incorporates it by reference.